Exhibit 99.1

FOR IMMEDIATE RELEASE
September 6, 2007
For more information:
Mary C. Buhay
Senior Vice President, Corporate Communications
Medialink Worldwide Incorporated
Tel: (212) 682-8300
mbuhay@medialink.com

MEDIALINK ELECTS JEFFREY STONE TO BOARD OF DIRECTORS

Addition of Stone Re-establishes Board Membership at Nine

NEW YORK, September 6, 2007 - Private investor Jeffrey Stone has been elected to the board of directors of Medialink Worldwide Incorporated (Nasdaq: MDLK), it was announced today by the global provider of diversified media services for professional communicators and marketers, and through its Teletrax subsidiaries, a leading provider of digital video tracking to content owners.

The addition of Stone, 51, returns to nine the number of directors serving on the Medialink board following the resignation of Donald Kimelman, following 20 years’ service, as a Medialink director. Kimelman’s term, which was set to expire at Medialink’s 2008 annual meeting, will be completed by Stone.

Stone has invested privately in Medialink for 20 years. He currently is a director of three private companies: Indigo Biosystems, a provider of bioinformatics technologies to the life sciences industry; Rock-It Cargo, a worldwide freight forwarder; and Alstom Power Rentals, a provider and operator of electrical generation facilities and services.

Stone previously was chairman of Showpower, Inc., an entertainment and corporate events equipment rental company, until its acquisition by a subsidiary of General Electric Company in 2000. In addition, he was the former chairman and interim chief executive officer of Darling International (AMEX: DAR), the world’s largest food byproducts recycling company.

“Medialink is well positioned to take advantage of increasing global demand for rich media and technologies that enable content owners to manage distribution and track usage with precision,” stated Stone. “I am pleased to join the Medialink board at this pivotal time as the Company leverages these strong trends in media consumption and content management to pursue its growth strategy.”

“We are delighted to welcome Jeff to Medialink’s board of directors,” stated Laurence Moskowitz, chairman, president and chief executive officer of Medialink. “Jeff brings a sophisticated understanding of diversified businesses that will help guide the Company as it strives to meet its growth objectives in a swiftly-evolving industry.”

Kimelman, 60, managing director of information and civic initiatives for The Pew Charitable Trusts, stepped down from the board after serving since 1987.

“Don served with distinction as a Medialink director for two decades, and we are extremely grateful for his steadfast support and wise counsel,” said Moskowitz. “Don helped to shape Medialink during its formative years and guide its embarkation into the digital age. We are deeply appreciative of Don’s many contributions to Medialink’s success and wish him well on his future endeavors.”

Medialink Elects Jeffrey Stone to Board of Directors;
Addition of Stone Re-establishes Board Membership at Nine

With the appointment of Stone, the members of Medialink’s board of directors (in alphabetical order) are as follows:

Bruce Bishop, chief financial officer, Text 100
Harold Finelt, venture partner, American Research & Development
John M. Greening, associate professor and director, graduate program at The Medill School of Journalism, Northwestern University
Douglas S. Knopper, co-chief executive officer, Free Wheel Media, Inc.
Catherine Lugbauer, president, The Lugbauer Group
Laurence Moskowitz, chairman, president and chief executive officer, Medialink
James J. O'Neill, private financial consultant
Jeffrey Stone, private investor
Theodore Wm. Tashlik, member, Tashlik, Kreutzer, Goldwyn & Crandell P.C.

About Medialink:

Medialink (www.medialink.com) is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their intended audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming. Through its majority-owned subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients determine return on investment from their programming and advertising efforts. Teletrax is 76%-owned by Medialink and 24%-owned by Royal Philips Electronics. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London.

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.